Exhibit 99.1
ZoomInfo Announces Second Quarter 2021 Financial Results

GAAP Revenue of $174.0 million Grows 57% year-over-year
GAAP Operating Margin of 24% and Adjusted Operating Income Margin of 43%
Cash Flow from Operations of $88.6 million and Unlevered Free Cash Flow of $91.8 million

Vancouver, WA, August 2, 2021 - ZoomInfo, (NASDAQ: ZI) a global leader in modern go-to-market software, data, and intelligence, today announced its financial results for the second quarter ended June 30, 2021.

"ZoomInfo delivered another record quarter, including the highest levels ever for both retention activity and customer engagement, and accelerating revenue growth, as customers in all industries continue to choose ZoomInfo to transform their go-to-market motion,” said Henry Schuck, ZoomInfo Founder and CEO. “ZoomInfo is the only company delivering a modern go-to-market platform that brings together best-in-class intelligence with comprehensive data management, workflow, and engagement software.”

Second Quarter 2021 Financial and Other Recent Highlights -

Financial Highlights:
•Revenue of $174.0 million, an increase of 57% year-over-year.
•Operating income of $40.9 million and Adjusted Operating Income of $75.8 million.
•GAAP operating income margin of 24% and Adjusted Operating Income Margin of 43%.
•Cash flow from operations of $88.6 million and Unlevered Free Cash Flow of $91.8 million.

Business and Operating Highlights:
•Acquired Chorus.ai, a leader in Conversation Intelligence that enables insight-driven targeting, coaching, and decision-making for go-to-market teams, in July 2021.
•Acquired Insent.ai, a solution that identifies website visitors in real time, uses artificial intelligence and advanced lead routing rules to initiate real-time conversations.
•Launched the Business Contract Preference Registry (BCPR), a global database of opt-out requests processed by ZoomInfo available to other business-to-business (B2B) data providers. The BCPR is the latest in the company’s efforts to elevate privacy standards across the B2B data industry.
•Announced that ZoomInfo joined the Snowflake Data Marketplace. Customers can use Snowflake’s platform to integrate ZoomInfo’s industry-leading company and business contact data into their technology stacks—with no additional integration or extract transform load required.
•Appeared on a total of 43 G2 Grid Reports, with a ZoomInfo record 27 No. 1 rankings in G2’s Summer 2021 Grid Reports. ZoomInfo was named number one in Overall Sales Intelligence, Lead Capture, Lead Intelligence, Market Intelligence, Marketing Account Intelligence, and more.
•Issued $300 million of 3.875% add-on senior notes due 2029 and $200 million of add-on Term Loan B at L+300 with a maturity of February 2026, in July 2021.
•Closed the quarter with more than 1,100 customers with $100,000 or greater in annual contract value.

Q2 2021 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Increase YoY		Non-GAAP Quarterly Results	Increase YoY

Revenue	$174.0	57%

Operating Income	$40.9	NM(1)	Adjusted Operating Income	$75.8	38%

Operating Income Margin	24%		Adjusted Operating Income Margin	43%

Net Income Per Share (Diluted)	$0.05		Adjusted Net Income per share (Diluted)	$0.14

Cash Flow from Operating Activities	$88.6	250%	Unlevered Free Cash Flow	$91.8	76%
(1) Q2 2021 operating income of $40.9m compared to Q2 2020 operating loss of $31.2m

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Business Outlook:

Based on information available as of August 2, 2021, ZoomInfo is providing guidance for the third quarter and full year 2021 as follows:

	Q3 2021	Prior FY 2021	FY 2021
GAAP Revenue	$182 - $184 million	$670 - $676 million	$703 - $707 million
Non-GAAP Adjusted Operating Income	$72 - $74 million	$290 - $294 million	$291 - $295 million
Non-GAAP Adjusted Net Income per share	$0.11 - $0.12	$0.49 - $0.50	$0.50 - $0.51
Non-GAAP Unlevered Free Cash Flow	Not Guided	$290 - $295 million	$300 - $305 million
Weighted Average Shares Outstanding	405 million	405 million	405 million

Conference Call and Webcast Information:

ZoomInfo will host a conference call today, August 2, 2021, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. The call will be accessible by telephone: (833) 519-1261 (U.S.) or (914) 800-3834 (International) with the passcode: 4023098.

The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.

Non-GAAP Financial Measures and Other Metrics:

To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

We define Adjusted Operating Income as income from operations plus (i) impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, and (v) integration costs and acquisition-related compensation. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.

We define Adjusted Net Income as Adjusted Operating Income less (i) interest expense, net, (ii) other (income) expense, net, excluding TRA liability remeasurement expense (benefit), and (iii) income tax expense (benefit) including incremental tax effects of adjustments to arrive at Adjusted Operating Income and current tax benefits related to the TRA. We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.

We define Unlevered Free Cash Flow as net cash provided from operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, and (iv) cash payments related to integration costs and acquisition-related compensation. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements: (i) the COVID-19 pandemic, including the global economic uncertainty and measures taken in response, could materially impact our business and future results of operations; (ii) larger well-funded companies shifting their existing business models to become more competitive with us; (iii) our ability to provide or adapt our platform for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to data privacy; (iv) the effects of companies more effectively catering to our customers by offering more tailored products or platforms at lower costs; (v) adverse general economic and market conditions reducing spending on sales and marketing; (vi) the effects of declining demand for sales and marketing subscription platforms; (vii) our ability to improve our technology and keep up with new processes for data collection, organization, and cleansing; (viii) our ability to provide a highly accurate, reliable, and comprehensive platform moving forward; (ix) our reliance on third-party systems that we do not control to integrate with our system and our potential inability to continue to support integration; (x) our ability to adequately fund research and development potentially limiting introduction of new features, integrations, and enhancements; (xi) our ability to attract new customers and expand existing subscriptions; (xii) a decrease in participation in our contributory network or increased opt-out rates impacting the depth, breadth, and accuracy of our platform; (xiii) our failure to protect and maintain our brand and our ability to attract and retain customers; (xiv) our failure to achieve and maintain effective internal controls over financial reporting; (xv) our ability to successfully integrate acquired businesses, services, databases and technologies into our operations; (xvi) our ability to successfully forecast the future performance of acquired businesses, services, databases and technologies upon integration; (xvii) our substantial indebtedness, which could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry, and our ability to meet our obligations under our outstanding indebtedness, and could divert our cash flow from operations for debt payments; (xviii) the parties to our stockholders agreement controlling us and their interests conflicting with ours or our other stockholders in the future; (xix) our being a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifying for exemptions from certain corporate governance requirements, as a result of which our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements; and (xx) other factors described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other reports we file from time to time with the SEC. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may differ materially from those projected in our forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this presentation, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
About ZoomInfo
ZoomInfo (NASDAQ: ZI) is a leader in modern go-to-market software, data, and intelligence for more than 20,000 companies worldwide. The ZoomInfo platform empowers business-to-business sales, marketing, and recruiting professionals to hit their number by pairing best-in-class technology with unrivaled data coverage, accuracy, and depth of company and contact information. With integrations embedded into workflows and technology stacks, including the leading CRM, Sales Engagement, Marketing Automation, and Talent Management applications, ZoomInfo drives more predictable, accelerated, and sustainable growth for its customers. ZoomInfo emphasizes GDPR and CCPA compliance. In addition to creating the industry’s first proactive notice program, the company is a registered data broker with the states of California and Vermont. Read about ZoomInfo’s commitment to compliance, privacy, and security. For more information about our leading go-to-market software, data, and intelligence, and how they help sales, marketing, and recruiting professionals, please visit www.zoominfo.com.

Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

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Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
617-826-2068
IR@zoominfo.com

Media Contact
Rob Morse
Manager, Communications
541-556-9387
PR@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$332.9	$269.8
Short-term investments	66.8	30.6
Restricted cash, current	—	1.2
Accounts receivable	111.2	121.2
Prepaid expenses and other current assets	18.2	14.3
Income tax receivable	0.9	2.4
Total current assets	530.0	439.5

Property and equipment, net	33.3	31.0
Operating lease right-of-use assets, net	64.7	32.0
Intangible assets, net	354.1	365.7
Goodwill	1,023.8	1,000.1
Deferred tax assets	755.5	415.7
Deferred costs and other assets, net of current portion	60.2	43.4
Restricted cash, non-current	1.7	—
Total assets	$2,823.3	$2,327.4

Liabilities, Temporary, and Permanent Equity (Deficit)
Current liabilities:
Accounts payable	$20.7	$8.6
Accrued expenses and other current liabilities	71.3	81.5
Unearned revenue, current portion	274.1	221.3
Income taxes payable	5.3	3.4
Current portion of tax receivable agreements liability	6.2	—
Current portion of operating lease liabilities	7.9	6.0
Total current liabilities	385.5	320.8

Unearned revenue, net of current portion	1.9	1.4
Tax receivable agreements liability, net of current portion	545.2	271.0
Operating lease liabilities, net of current portion	65.3	33.6
Long-term debt, net of current portion	739.2	744.9
Deferred tax liabilities	88.4	8.3
Other long-term liabilities	6.1	7.8
Total liabilities	1,831.6	1,387.8

Commitments and Contingencies

Permanent Equity (Deficit)
Members' equity (deficit)	—	—
Class A common stock, par value $0.01	1.2	0.9
Class B common stock, par value $0.01	1.9	2.2
Class C common stock, par value $0.01	0.8	0.9
Additional paid-in capital	602.7	505.2
Accumulated other comprehensive income (loss)	1.2	(2.4)
Retained Earnings	8.5	(4.0)
Noncontrolling interests	375.4	436.8
Total equity (deficit)	991.7	939.6

Total liabilities, temporary, and permanent equity (deficit)	$2,823.3	$2,327.4

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$174.0	$110.9	$327.3	$213.1

Cost of service:
Cost of service(1)	23.5	28.2	44.9	43.0
Amortization of acquired technology	6.8	5.6	13.5	11.2
Gross profit	143.7	77.1	268.9	158.9

Operating expenses:
Sales and marketing(1)	49.9	59.5	98.7	93.6
Research and development(1)	24.0	16.4	44.4	26.3
General and administrative(1)	21.9	18.2	40.7	28.2
Amortization of other acquired intangibles	4.8	4.7	9.6	9.3
Restructuring and transaction related expenses	2.2	9.5	6.6	12.4
Total operating expenses	102.8	108.3	200.0	169.8
Income (loss) from operations	40.9	(31.2)	68.9	(10.9)

Interest expense, net	10.1	25.1	16.6	49.6
Loss on debt extinguishment	—	12.7	5.9	14.9
Other (income) expense, net	0.1	0.1	(0.1)	—
Income (loss) before income taxes	30.7	(69.1)	46.5	(75.4)
Income tax expense (benefit)	6.2	8.8	55.9	8.4
Net income (loss)	24.5	(77.9)	(9.4)	(83.8)
Less: Net income (loss) attributable to ZoomInfo OpCo prior to the Reorganization Transactions	—	0.8	—	(5.1)
Less: Net income (loss) attributable to noncontrolling interests	15.2	(44.3)	(21.9)	(44.3)
Net income (loss) attributable to ZoomInfo Technologies Inc.	$9.3	$(34.4)	$12.5	$(34.4)

Net income (loss) per share of Class A and Class C common stock:
Basic	$0.05	$(0.30)	$0.07	$(0.30)
Diluted	$0.05	$(0.30)	$0.07	$(0.30)
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of service	$3.2	$15.3	$6.7	$17.0
Sales and marketing	7.2	32.0	15.6	38.4
Research and development	3.2	8.5	5.8	10.1
General and administrative	3.5	8.7	7.1	10.3
Total equity-based compensation expense	$17.1	$64.5	$35.2	$75.8

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(9.4)	$(83.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30.6	24.5
Amortization of debt discounts and issuance costs	1.0	2.5
Amortization of deferred commissions costs	18.5	11.1
Asset impairments	2.7	—
Loss on early extinguishment of debt	5.9	14.9
Deferred consideration valuation adjustments	0.2	1.4
Equity-based compensation expense	35.2	75.8
Deferred income taxes	48.1	3.2
Provision for bad debt expense	2.1	0.9
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	7.8	0.7
Prepaid expenses and other current assets	(3.6)	(1.1)
Deferred costs and other assets, net of current portion	(22.1)	(14.5)
Income tax receivable	1.5	(0.2)
Accounts payable	12.1	1.9
Accrued expenses and other liabilities	(2.3)	3.4
Unearned revenue	53.3	12.9
Net cash provided by (used in) operating activities	181.6	53.6

Cash flows from investing activities:
Purchases of short-term investments	(119.8)	—
Maturities of short-term investments	41.5	—
Proceeds from sales of short-term investments	42.1	—
Purchases of property and equipment and other assets	(11.0)	(8.2)
Cash paid for acquisitions, net of cash acquired	(31.8)	—
Net cash provided by (used in) investing activities	(79.0)	(8.2)

Cash flows from financing activities:
Payments of deferred consideration	(9.4)	(24.0)
Proceeds from debt	350.0	35.0
Repayment of debt	(356.4)	(510.9)
Payments of debt issuance and modification costs	(5.8)	(1.0)
Proceeds from exercise of stock options	0.8	—
Taxes paid related to net share settlement of equity awards	(2.9)	—
Repurchase outstanding equity / member units	—	(332.4)
Proceeds from equity offering, net of underwriting discounts	—	1,019.6
Payments of IPO issuance costs	—	(7.2)
Tax distributions	(15.3)	(6.8)
Net cash provided by (used in) financing activities	(39.0)	172.3

Net increase (decrease) in cash, cash equivalents, and restricted cash	63.6	217.7
Cash, cash equivalents, and restricted cash at beginning of period	271.0	42.5
Cash, cash equivalents, and restricted cash at end of period	$334.6	$260.2
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	332.9	259.1
Restricted cash, current	—	1.1
Restricted cash, non-current	1.7	—
Total cash, cash equivalents, and restricted cash	$334.6	$260.2

Supplemental disclosures of cash flow information
Interest paid in cash	$12.3	$47.1
Cash paid for taxes	$4.3	$—

Supplemental disclosures of non-cash investing and financing activities:
Issuance cost reimbursements included in accounts receivable	$—	$4.2
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2.3	$—

ZoomInfo Technologies Inc.
Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
($ in millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Cash flow from operations	$88.6	$25.3	$181.6	$53.6
Purchases of property and equipment and other assets	(6.3)	(4.1)	(11.0)	(8.2)
Interest paid in cash	5.5	23.8	12.3	47.1
Restructuring and transaction-related expenses paid in cash	2.7	5.3	3.8	9.2
Integration costs and acquisition-related compensation paid in cash	1.3	1.9	2.6	5.5
Unlevered Free Cash Flow	$91.8	$52.2	$189.3	$107.2

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Income (Loss) From Operations to Adjusted Operating Income
(in millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$24.5	$(77.9)	$(9.4)	$(83.8)
Add (less): Expense (benefit) from income taxes	6.2	8.8	55.9	8.4
Add: Interest expense, net	10.1	25.1	16.6	49.6
Add: Loss on debt extinguishment	—	12.7	5.9	14.9
Add (less): Other expense (income), net	0.1	0.1	(0.1)	—
Income (loss) from operations	40.9	(31.2)	68.9	(10.9)
Add: Impact of fair value adjustments to acquired unearned revenue	0.4	0.3	1.1	1.7
Add: Amortization of acquired technology	6.8	5.6	13.5	11.2
Add: Amortization of other acquired intangibles	4.8	4.7	9.6	9.3
Add: Equity-based compensation	17.1	64.5	35.2	75.8
Add: Restructuring and transaction-related expenses	2.2	9.5	6.6	12.4
Add: Integration costs and acquisition-related expenses	3.5	1.6	6.9	4.5
Adjusted Operating Income	75.8	55.0	141.9	104.0
Less: Interest expense, net	(10.1)	(25.1)	(16.6)	(49.6)
Less (add): Other expense (income), net, excluding TRA liability remeasurement (benefit) expense	(0.1)	0.1	0.1	—
Add (less): Benefit (expense) from income taxes	(6.2)	(8.8)	(55.9)	(8.4)
Less: Tax impacts of adjustments to net income (loss)	(2.9)	5.9	37.7	1.1
Adjusted Net Income	$56.4	$27.0	$107.1	$47.2

Shares for Adjusted Net Income Per Share(1)	404	403	404	403
Adjusted Net Income Per Share	$0.14	$0.07	$0.27	$0.12

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2021	2020	2021	2020
Adjusted Operating Income	$75.8	$55.0	$141.9	$104.0

Revenue	174.0	110.9	327.3	213.1
Impact of fair value adjustments to acquired unearned revenue	0.4	0.3	1.1	1.7
Revenue for adjusted operating margin calculation	$174.4	$111.2	$328.4	$214.8
Adjusted Operating Income Margin	43%	49%	43%	48%
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1.Diluted earnings per share is computed by giving effect to all potential weighted average Class A common stock, Class C common stock, and any securities that are convertible into Class A common stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP. Shares and grants issued in conjunction with the IPO were assumed to be issued at the beginning of the period.